EXHIBIT 10.2

THIS AGREEMENT (this “Agreement”), dated September 9, 2015 is entered into by and between WESTPORT ENERGY HOLDINGS INC., a Delaware corporation (the “Company”), and YA GLOBAL INVESTMENTS, L.P. (the “Investor”).

WHEREAS:

A.	Reference is made to the agreement between the Company and the Investor dated December 6, 2011, as supplemented on May 31, 2012, (the “Debenture Purchase Agreement”) regarding the purchase by the Investor and the issuance by the Company of certain Series C Convertible Debentures.

B.	The Debenture Purchase Agreement provided for, among other things, the purchase and issuance of a number of Series C Convertible Debentures in the aggregate principal amount of $1,545,000 (the “Series C Debentures Amount”), which purchase and issuance was closed in three separate fundings of (i) $910,000, (ii) 160,000 and (iii) $475,000 (the “Third Funding”).

C.	Pursuant to the following amendments to the Debenture Purchase Agreement the parties increased the Series C Debentures Amount as follows:

i.	Amendment dated May 14, 2013 increased the Series C Debentures Amount from $1,545,000 to $1,570,000, and the additional $25,000 that was added to the Series C Debentures Amount was funded as the “Tenth Tranche” of the Third Funding.

ii.	Amendment dated June 14, 2013 increased the Series C Debentures Amount from $1,570,000 to $1,595,000, and the additional $25,000 that was added to the Series C Debentures Amount was funded as the “Eleventh Tranche” of the Third Funding.

iii.	Amendment dated July 11, 2013 increased the Series C Debentures Amount from $1,595,000 to $1,620,000, and the additional $25,000 that was added to the Series C Debentures Amount was funded as the “Twelfth Tranche” of the Third Funding.

iv.	Amendment dated August 19, 2013 increased the Series C Debentures Amount from $1,620,000 to $1,720,000, and the additional $100,000 that was added to the Series C Debentures Amount was funded as the “Thirteenth Tranche” of the Third Funding.

v.	Amendment dated November 1, 2013 increased the Series C Debentures Amount from $1,720,000 to $1,770,000, and the additional $50,000 that was added to the Series C Debentures Amount was funded as the “Fourteenth Tranche” of the Third Funding.

vi.	Amendment dated December 19, 2013 increased the Series C Debentures Amount from $1,770,000 to $1,820,000, and the additional $50,000 that was added to the Series C Debentures Amount was funded as the “Fifteenth Tranche” of the Third Funding.

D.	The parties now desire to further increase the Series C Debentures Amount from $1,820,000 to $1,970,000 and fund the additional $150,000 added to the Series C Debentures Amount as the “Sixteenth Tranche” of the Third Funding.

E.	The Third Funding was (will be) made in multiple tranches, as follows, on the terms and conditions set forth in this Agreement:

i.	$25,000 was closed on August 13, 2012 (the “First Tranche”);

ii.	$25,000 was closed on August 29, 2012 (the “Second Tranche”);

iii.	$50,000 was closed on September 7, 2012 (the “Third Tranche”);

iv.	$50,000 was closed on October 2, 2012 (the “Fourth Tranche”);

v.	$75,000 was closed on November 6, 2012 (the “Fifth Tranche”);

vi.	$100,000 was closed on December 1, 2012 (the “Sixth Tranche”);

vii.	$50,000 was closed on January 15, 2013 (the “Seventh Tranche”);

viii.	$50,000 was closed on February 12, 2013 (the “Eighth Tranche”);

ix.	$50,000 was closed on March 21, 2013 (the “Ninth Tranche”);

x.	$25,000 was closed on May 14, 2013 (the “Tenth Tranche”);

xi.	$25,000 was closed on June 14, 2013 (the “Eleventh Tranche”);

xii.	$25,000 was closed on July 12, 2013 (the “Twelfth Tranche”);

xiii.	$100,000 was closed on August 20, 2013 (the “Thirteenth Tranche”);

xiv.	$50,000 was closed on November 1, 2013 (the “Fourteenth Tranche”); and

xv.	$50,000 was closed on December 19, 2013 (the “Fifteenth Tranche”); and

xvi.	$150,000 to be closed on or about September 9, 2015 (the “Sixteenth Tranche”).

F.	All capitalized terms used but not defined herein shall have the meaning ascribed thereto in the Debenture Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Investor hereby agree as follows:

1. The parties agree that the Series C Debentures Amount shall be increased from $1,820,000 to $1,970,000.

2. The parties agree that the Series C Closing with respect to the Sixteenth Tranche ($150,000) shall take place on or about September 9, 2015.

3. The Investor represents that the Investor Representations and Warranties are true and correct as of the date hereof. The Company represents that the Company Representations and Warranties are true and correct as of the date hereof.

4. The parties agree that gross proceeds to be paid for the Series C Convertible Debenture at the Closing of the Sixteenth Tranche of the Third Funding shall be disbursed via wire transfer in immediately available U.S. funds, payable to the following parties in accordance with the respective wiring instructions attached hereto as Exhibit A:

Gross Proceeds:	From YA Global Investments, L.P.	$150,000.00

Less:	None	$0.00

Net Proceeds:	Net Proceeds Payable to the Company	$150,000.00

The Company hereby authorizes and directs that the net proceeds shall be paid to Westport Energy, LLC, a wholly owned subsidiary of the Company (“Westport LLC”).

5. Westport LLC acknowledges and agrees that this agreement and the proceeds of the Sixteenth Tranche are for the benefit of Westport LLC. Accordingly, Westport LLC unconditionally and irrevocably guarantees to the Investor to discharge on demand by the Investor the due, punctual and complete payment of all sums payable by the Company hereunder and under the Series C Debenture issued in connection with the Sixteenth Tranche (the “Obligations”) and agrees that all Obligations shall be recoverable from Westport LLC as principal debtor, and Westport LLC agrees to discharge such Obligations on demand.

[SIGNATURE PAGE IMMEDIATELY TO FOLLOW]

Westport Energy Holdings Inc.

By:	/s/ Stephen J. Schoepfer
Name:	Stephen J. Schoepfer
Title:	Chief Executive Officer

Westport Energy, LLC

By:	/s/ Stephen J. Schoepfer
Name:	Stephen J. Schoepfer
Title:	Chief Executive Officer

YA Global Investments, L.P.

By:	Yorkville Advisors, LLC
Its:	Investment Manager

By:	/s/ Mark Angelo
Name:	Mark Angelo
Its:	Portfolio Manager

EXHIBT A

WIRING INSTRUCTIONS

Bank:	Umpqua Bank
479 N. Central Blvd.
Coquille, OR 97423

Routing #:	123205054

Account Name:	Westport Energy, LLC (*)

Account #:	970824967

* Note that the Beneficiary for this wire is Westport Energy, LLC rather than Westport Energy Holdings Inc. Westport Energy, LLC is a wholly owned subsidiary of Westport Energy Holdings Inc. and a guarantor of the obligations owed hereunder.

Exhibit A – Wiring Instructions